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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Advanced Electronic Support Products, Inc.
North Miami, Florida

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-51425) and Form S-8 (333-62085) of our report dated March 22, 2002, relating to the Company's consolidated financial statements and schedule, appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Miami, Florida
March 22, 2002                               BDO Seidman, LLP